                                                                    Exhibit 3.2


                                                                 [FILED
                                                            JUL 11 94 292707
                                                                 Wyoming
                                                           Secretary of State]

                ARTICLES OF AMENDMENT TO ARTICLES OF CONTINUANCE

                            Rosetta Technologies Inc.

     Pursuant to W.S. Section 17-16-1710(e) (1994), a corporation's previously filed Articles of Continuance are deemed to be the articles of incorporation of the continued corporation. Pursuant to W.S. Section 17-16-1006 (1994), Rosetta Technologies Inc. submits these Articles of Amendment to its Articles of Continuance.

I.   NAME

     The name of the corporation is Rosetta Technologies Inc.

II.  TEXT OF AMENDMENT

     The resolution approved by the shareholders reads:

     "UPON MOTION duly made and seconded, IT WAS RESOLVED THAT the Company's name be changed from its current name to "TeraLogic, Inc." or to such other name as may be acceptable to the Vancouver Stock Exchange and the Board of Directors and the Board of Directors file Articles of Amendment to the Articles of Continuance with the Secretary of State of Wyoming."

III. SHARES

     The amendment does not change the share structure of the corporation.

IV.  VOTE

     The corporation has a single class of common shares, of which 6,495,325 are outstanding, and of which 6,495,325 were eligible to vote. 4,221,927 shares voted in favour of the above resolution.

                                   TANISYS TECHNOLOGY, INC.

                                   By:
                                        /s/ Mark C. Holliday
                                        -----------------------------------
                                        Chairman, President and C.E.O.

                                   By:  /s/ James English
                                        -----------------------------------
                                        C.F.O.